UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2008

TERRA INDUSTRIES INC.
 (Exact name of registrant as specified in its charter)

Maryland	1-8520	52-1145429
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Terra Centre 600 Fourth Street, P.O. Box 6000 Sioux City, Iowa	51102-6000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 277-1340

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) Terra Industries Inc. (“Terra”) is currently a party to Employment Severance Agreements (the “Employment Severance Agreements”) with each of its named executive officers and certain other officers. Each Employment Severance Agreement, other than the agreement with our President and Chief Executive Officer, Michael L. Bennett, is scheduled to expire in October 2009. Mr. Bennett’s agreement is scheduled to expire in October 2011. Pursuant to the terms of the Employment Severance Agreements, at least one year prior to the scheduled expiration date, our Board of Directors (the “Board”) will determine whether to extend the agreements for one additional year. On July 15, 2008, the Compensation Committee of the Board met and decided to extend the Employment Severance Agreements for an additional year on substantially the same terms that are currently in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TERRA INDUSTRIES INC.

By: /s/ John W. Huey
Name: John W. Huey
Title: Vice President, General Counsel and
Corporate Secretary

Date: July 21, 2008